UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into Material Definitive Agreements

As previously disclosed in a Current Report on Form 8-K filed on August 9, 2017, Marathon Patent Group, Inc. (the “Company”) and DBD Credit Funding LLC (“DBD”) entered into a First Amendment to Amended and Restated Revenue Sharing and Securities Purchase Agreement on August 3, 2017 (the “First Amendment and Restructuring Agreement”) to restructure and replace the obligations of the Company under that certain Amended and Restated Revenue Sharing and Securities Purchase Agreement (the “Amended and Restated Agreement”) dated January 10, 2017. Capitalized terms used in this Item 1.01, and not otherwise defined shall have the meanings provided in the First Amendment and Restructuring Agreement.

Pursuant to the First Amendment and Restructuring Agreement, certain intellectual property owned by the Company (the “Designated IP”) was to be assigned to one or more newly created special purpose entities (the “SPE”) as elected by DBD, which to be formed SPE shall be under the management and control of an affiliate of DBD (the “IP Monetization Manager”).  All intellectual property owned by the Company that will not be assigned to one or more newly created special purpose entities shall be referred to as “Non-Designated IP.”  The patents that are part of the Designated IP are referred to as the “Designated Patents”. From and after October 20, 2017 (the “Restructuring Effective Date”), the SPE shall have sole responsibility for the expenses associated with the Designated IP and the Company shall have sole responsibility for the expenses associated with the Non-Designated IP.

The First Amendment and Restructuring Agreement grants DBD, as the IP Monetization Manager, the sole discretion to, either directly or by direction to the Company, make any and all decisions relating to the Designated IP and patent monetization activities thereof, including the right to license, sell or sue unauthorized users of the Designated IP (the “Monetization Activities”). Following the Restructuring Effective Date, the Company is no longer required to make any payments to DBD with respect to revenues generated from the Non-Designated IP.

Pursuant to the First Amendment and Restructuring Agreement, the Company contributed and assigned the Designated IP to the SPE. DBD now has the sole and absolute discretion to make any and all decisions with respect to the Designated IP including by way of example and not limitation (x) the initiation, direction, termination, conclusion or negotiation of any assignment, sale or license (whether directly or through multiple tiers or sub-licensees) of any Patent or any other type of a Monetization Activity of any nature or description; (y) the maintenance or abandonment, in whole or in part, of any one or more of the Designated Patents; or (z) the discretion to make or to decline to make Cash Advances.

The Company’s note obligations to DBD have been extinguished and the Company has been relieved of any scheduled amortization (instead, payments to DBD will only be required out of Monetization Revenues).

In connection with the First Amendment and Restructuring Agreement, the Company entered into several ancillary agreements in order to effectuate the transfer of the Designated IP to the SPE. The Company does not believe that any of such agreements are independently material as they merely effectuate the First Amendment and Restructuring Agreement.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2017, Marathon Patent Group, Inc. (the “Company”) received a staff deficiency letter from The Nasdaq Capital Market (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Annual Report on Form 10-K for the period ended December 31, 2016, the Company reported stockholders’ equity of $(9,287,142), which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Further, as of April 17, 2017, the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations and does not comply with the Nasdaq Listing Rules.

On July 17, 2017, the Company received a written notification (the “Notice”) from Nasdaq indicating that Nasdaq has determined to grant the Company an extension to regain compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires companies to maintain stockholders’ equity of at least $2.5 million.

The terms of the extension provided that: on or before October 17, 2017, the Company must complete certain initiatives and disclose that it is in compliance with the Rule:

 Based on the closing of the First Amendment and Restructuring Agreement and the actions taken by the Company, as enumerated below, the Company believes that as of the date of this report, it has regained compliance with the stockholders’ equity requirement. The actions taken by the Company that led to this conclusion are as follows:

1)	As disclosed in a Current Report on Form 8-K filed on August 9th, 2017 the Company entered into an Exchange Agreement with the holders of $500,000 in convertible debt issued in October 2014 whereby the Company issued Series D Convertible Preferred Stock in exchange for the cancellation of this convertible debt. As of the date hereof, all of the Series D has converted to common stock of the Company;

2)	The Company entered into the “First Amendment and Restructuring Agreement” with DBD to restructure and replace the obligations of the Company under that certain Amended and Restated Revenue Sharing and Securities Purchase Agreement, dated January 10, 2017, which was originally entered into by the Company and DBD on January 29, 2015. Pursuant to the First Amendment and Restructuring Agreement, on October 20, 2017 the Company transferred certain of its assets to DBD in exchange for the cancellation of all indebtedness;

3)	The Company restructured its payables reducing its payables from approximately $5.3 million to $675,000 in return for the payment of approximately $1.2 million;

4)	The Company has dramatically reduced its burn rate.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2017

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Chief Financial Officer